Exhibit 99.1

Akoustis Reports Record Revenue for Third Quarter Fiscal 2022 on 25% Sequential Growth

●	Second Consecutive Quarter of Record Revenue

●	Driven by Growth in XBAW™ Filter Sales, Ramp Expected to Continue in Q4 FY22 With Sequential Revenue Expected to Increase by More Than 30%

●	Robust Customer Activity and Expanding Design Win Pipeline in 5G Mobile, Wi-Fi CPE, 5G Infrastructure and Other Markets

●	Successful Acquisition and Integration of Remaining 49% of RFM Integrated Device, Inc. (“RFMi”) Expands RF Acoustic Filter Product Portfolio

●	Company to Host Investor Update Call Today at 8:00 am ET

Charlotte, N.C., May 2, 2022 (GLOBE NEWSWIRE) – Akoustis Technologies, Inc. (NASDAQ: AKTS) (“Akoustis” or the “Company”), an integrated device manufacturer (IDM) of patented bulk acoustic wave (BAW) high-band RF filters for mobile and other wireless applications, announced today a 25% sequential quarterly revenue increase to a record $4.6 million for the third fiscal 2022 quarter ended March 31, 2022.

Based on robust activity in both the sales and design win pipeline, the Company expects to report another quarter of record revenue in the current June quarter with a top-line sequential increase of greater than 30%. The Company had $55.9 million in cash as of March 31, 2022.

Akoustis will host an investor call to provide a business update and outlook, followed by a Q & A session this morning at 8:00 a.m. ET. The call-in numbers are 877-407-3982 (domestic) or +01 201-493-6780 (international). The conference call will be webcast live on the Company’s website and will be available for playback at the following URL: https://ir.akoustis.com/ir-calendar.

Jeff Shealy, founder and CEO of Akoustis, stated, “Despite the persistent macro headwinds presented by both COVID and semiconductor supply chain shortages, Akoustis was able to achieve record revenue and unit growth in the March quarter and we expect that growth to continue. This is being driven by production ramps of our patented XBAW™ RF filter solutions to multiple customers across the Wi-Fi 6, Wi-Fi 6E, 5G mobile and network infrastructure and other markets.”

Mr. Shealy added, “We continue to experience strong demand and a growing sales funnel for our Wi-Fi, 5G mobile and CBRS XBAW™ filters, as well as our new RFMi resonator and oscillator products. During the March quarter, we added another tier-1 5G mobile RF module customer, bringing our total number of mobile customers to five. We have also recently announced new Wi-Fi design wins, all of which are expected to ramp into production in calendar 2022.”

Recent Business Highlights

●	Announced an order from a new multi-billion-dollar tier-1 5G mobile front-end module customer for the development of XBAW™ filters for mobile smartphones and other devices

●	Announced receipt of a follow-on order to optimize design of a 5G mobile filter and shipped second design to tier-1 RF component customer in Akoustis’ new wafer-level-packages developed and manufactured in-house

●	Received order to reiterate initial filter for tier-2 5G mobile customer and started development of resonator models for two additional filters

●	Continued the migration of the development and manufacture of new Akoustis’ wafer level packaging (WLP) process into our New York fab

●	Fully qualified 5.5 GHz and 6.5 GHz Wi-Fi 6E XBAW™ filter solutions

●	Received two Wi-Fi 6E design wins for MU-MIMO router products from two customers, bringing the total number of Wi-Fi design wins to fifteen

●	Continued production ramp with five Wi-Fi customers

●	Shipped first samples of first diplexer product to leading Fortune 100 PC chipset customer and iterating engineering sample 2, expected to ship in June quarter

●	Ramped initial production for two Citizens Broadband Radio Service (CBRS) customers

●	Received design win for third CBRS customer

●	Received follow-on purchase order for new XBAW™ resonator for the timing control market

●	Continued DARPA direct-to-phase II (DP2) contract to advance design and manufacturing of XBAWTM technology for filters and other sensors

●	Completed the acquisition of the remaining interest in RFMi Inc. - a RF product leader with over 400 RF SAW resonator & filter and crystal resonator & VCO timing control products in its expanding portfolio

●	Continued growth of its XBAW™ patent portfolio to 58 issued and licensed patents plus 100 patents pending as of April 15, 2022

Akoustis is actively delivering volume production of its Wi-Fi 6 tandem filter solutions, shipping multiple 5G small cell XBAW™ filter solutions, delivering initial designs of its new 5G mobile filter solutions to multiple customers and is now entering the market with its new Wi-Fi 6E coexistence XBAW™ filter solutions. To date, Akoustis has received more than 20 customer design wins for its patented XBAW™ filter solutions.

Given the rapidly growing sales funnel activity as well as ongoing interaction with customers regarding expected ramps in 5G mobile, Wi-Fi 6 and Wi-Fi 6E in calendar 2022, the Company plans to increase the annual production capacity at its New York fab to approximately 500 million filters per year.

Third Fiscal Quarter Financial Performance

Akoustis Technologies, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021	For the Nine Months Ended March 31, 2022	For the Nine Months Ended March 31, 2021
Revenue
Revenue with customers	$4,607	$2,517	$10,146	$4,461

Cost of revenue	5,370	2,973	12,821	7,224

Gross profit (loss)	(763)	(456)	(2,675)	(2,763)

Operating expenses
Research and development	8,314	5,225	25,481	17,171
General and administrative expenses	5,721	3,395	14,742	9,683
Total operating expenses	14,035	8,620	40,223	26,854

Loss from operations	(14,798)	(9,076)	(42,898)	(29,617)

Other (expense) income
Interest (expense) income	25	(2,027)	88	(5,162)
Change in fair value of contingent consideration	(180)	—	(180)	—
Change in fair value of derivative liabilities	—	928	—	744
Total other (expense) income	(155)	(1,099)	(92)	(4,418)
Net loss before income taxes	$(14,953)	$(10,175)	$(42,990)	$(34,035)

Income Taxes	(128)	—	(70)	—

Net Loss	$(14,825)	$(10,175)	$(42,920)	$(34,035)

Net loss (income) attributable to noncontrolling interest	139	—	121	—
Net loss attributable to common stockholders	$(14,686)	$(10,175)	$(42,799)	$(34,035)

Net loss per common share - basic and diluted	$(0.27)	$(0.22)	$(0.80)	$(0.83)

Weighted average common shares outstanding - basic and diluted	55,217,220	45,620,610	53,177,679	41,047,723

Akoustis Technologies, Inc.

Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31,	June 30,
	2022	2021
Assets
Assets:
Cash and cash equivalents	$55,871	$88,322
Accounts receivable	3,089	1,170
Inventory	3,429	1,390
Other current assets	3,884	2,314
Total current assets	66,273	93,196

Property and equipment, net	48,042	30,730
Goodwill	8,051	—
Intangibles, net	9,349	572
Operating lease right-of-use asset, net	317	471
Other assets	60	25
Total Assets	$132,092	$124,994

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$10,025	$6,954
Contingent consideration	744	—
Deferred revenue	115	41
Operating lease liability	292	270
Total current liabilities	11,176	7,265

Long-term Liabilities:
Contingent consideration	535	—
Operating lease liability	18	202
Deferred tax liability	1,804	—
Other long-term liabilities	117	117
Total long-term liabilities	2,474	319

Total Liabilities	13,650	7,584

Equity
Preferred stock, par value $0.001: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 55,951,298 and 51,235,764 shares issued and outstanding at March 31, 2022 and June 30, 2021, respectively	56	51
Additional paid in capital	301,554	265,130
Accumulated deficit	(190,570)	(147,771)
Total Akoustis Technologies, Inc. Equity	$111,040	$117,410
Noncontrolling interest	7,402	—
Total Equity	118,442	117,410
Total Liabilities and Equity	$132,092	$124,994

The following non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations. Please see reconciliations to comparable GAAP measures below and descriptions of these non-GAAP measures under “Non-GAAP Measures.”

Non-GAAP Operating Loss and Non-GAAP Net Loss for the three months ending March 31, 2022, and 2021 were as follows:

Akoustis Technologies, Inc.

Unaudited Reconciliations of Non-GAAP Financial Measures

	Three Months Ended
(in thousands)	March 31, 2022	March 31, 2021

GAAP operating loss	$(14,798)	$(9,076)
Gain on sale of Fixed Assets	(9)	-
Common stock issued for services	2,506	1,991

Non-GAAP operating loss	$(12,301)	$(7,085)

	Three Months Ended
(in thousands)	March 31, 2022	March 31, 2021

GAAP net loss	$(14,825)	$(10,175)
Change in fair value of contingent consideration	180	-
Debt discount amortization	-	2,059
Change in fair value of derivative liabilities	-	(928)
Gain on sale of Fixed Assets	(9)	-
Common stock issued for services	2,506	1,991

Non-GAAP net loss	$(12,149)	$(7,053)

Weighted average common shares outstanding - basic and diluted	55,217,220	45,620,610
Non-GAAP net loss per common share - basic and diluted	$(0.22)	$(0.15)

	Nine Months Ended
(in thousands)	March 31, 2022	March 31, 2021

GAAP operating loss	$(42,897)	$(29,617)
Common stock issued for services	7,754	6,084

Non-GAAP operating loss	$(35,143)	$(23,534)

	Nine Months Ended
(in thousands)	March 31, 2022	March 31, 2021

GAAP net loss	$(42,920)	$(34,035)
Change in fair value of earnout liability	180	-
Change in fair value of derivative liabilities	-	(744)
Gain on sale of Fixed Assets	(204)	-
Debt discount amortization	-	4,405
Common stock issued for services	7,754	6,084

Non-GAAP net loss	$(35,190)	$(24,290)

Weighted average common shares outstanding - basic and diluted	53,177,679	41,047,723
Non-GAAP net loss per common share - basic and diluted	$(0.66)	$(0.59)

Non-GAAP Measures

We regularly review a number of metrics, including Non-GAAP Operating Loss and Non-GAAP Net Loss, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP Operating Loss represents operating loss before common stock issued for services and gain or loss on the sale of fixed assets. Non-GAAP Net Loss represents net loss before change in fair value of contingent consideration, change in fair value of derivative liabilities, debt discount amortization, gain on extinguishment of debt, gain or loss on sale of fixed assets and common stock issued for services. The Company believes these non-GAAP measures provide useful information to management, investors and financial analysts regarding certain financial and business trends relating to the Company’s financial condition and results of operations. We use these non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

About Akoustis Technologies, Inc.

Akoustis® (http://www.akoustis.com/) is a high-tech BAW RF filter solutions company that is pioneering next-generation materials science and MEMS wafer manufacturing to address the market requirements for improved RF filters - targeting higher bandwidth, higher operating frequencies and higher output power compared to incumbent polycrystalline BAW technology deployed today. The Company utilizes its proprietary and patented XBAWTM manufacturing process to produce bulk acoustic wave RF filters for mobile and other wireless markets, which facilitate signal acquisition and accelerate band performance between the antenna and digital back end. Superior performance is driven by the significant advances of poly-crystal, high-purity and single-crystal piezoelectric materials and the resonator-filter process technology which enables optimal trade-offs between critical power, frequency and bandwidth performance specifications.

Akoustis plans to service the fast growing multi-billion-dollar RF filter market using its integrated device manufacturer (IDM) business model. The Company owns and operates a 120,000 sq. ft. ISO-9001:2015 registered commercial wafer-manufacturing facility located in Canandaigua, NY, which includes a class 100 / class 1000 cleanroom facility - tooled for 150-mm diameter wafers - for the design, development, fabrication and packaging of RF filters, MEMS and other semiconductor devices. Akoustis Technologies, Inc. is headquartered in the Piedmont technology corridor near Charlotte, North Carolina.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about our estimates, expectations, beliefs, intentions, plans or strategies for the future (including our possible future results of operations, business strategies, competitive position, potential growth opportunities, potential market opportunities and the effects of competition), the anticipated benefits of the acquisition of RFMi and supply agreement with Tai-Saw, including estimated synergies and other financial impacts, and the assumptions underlying such statements. Forward-looking statements include all statements that are not historical facts and typically are identified by use of terms such as “may,” “might,” “would,” “will,” “should,” “could,” “project,” “expect,” “plan,” “strategy,” “anticipate,” “attempt,” “develop,” “help,” “believe,” “think,” “estimate,” “predict,” “intend,” “forecast,” “seek,” “potential,” “possible,” “continue,” “future,” and similar words (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Forward-looking statements are neither historical facts nor assurances of future results, performance, events or circumstances. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to our ability to obtain adequate financing and sustain our status as a going concern; our limited operating history; our inability to generate revenues or achieve profitability; the results of our research and development activities; our inability to achieve acceptance of our products in the market; the possibility that the anticipated benefits from business acquisitions (including the acquisition of RFMi) cannot be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ (including RFMi’s) operations will be greater than expected and the possibility of disruptions to our business during integration efforts and strain on management time and resources; the impact of a pandemic or epidemic or a natural disaster, including the COVID-19 pandemic, on our operations, financial condition and the worldwide economy, including its impact on our ability to access the capital markets; general economic conditions, including upturns and downturns in the industry; shortages in supplies needed to manufacture our products, or needed by our customers to manufacture devices incorporating our products; our limited number of patents; failure to obtain, maintain, and enforce our intellectual property rights; claims of infringement, misappropriation or misuse of third party intellectual property that, regardless of merit, could result in significant expense and loss of our intellectual property rights; our inability to attract and retain qualified personnel; our reliance on third parties to complete certain processes in connection with the manufacture of our products; product quality and defects; existing or increased competition; our ability to successfully manufacture, market and sell products based on our technologies; our ability to meet the required specifications of customers and achieve qualification of our products for commercial manufacturing in a timely manner; our ability to successfully scale our New York wafer fabrication facility and related operations while maintaining quality control and assurance and avoiding delays in output; the rate and degree of market acceptance of any of our products; our ability to achieve design wins from current and future customers; contracting with customers and other parties with greater bargaining power and agreeing to terms and conditions that may adversely affect our business; risks related to doing business in foreign countries, including China; any security breaches, cyber-attacks or other disruptions compromising our proprietary information and exposing us to liability; our failure to innovate or adapt to new or emerging technologies; our failure to comply with regulatory requirements; results of any arbitration or litigation that may arise; stock volatility and illiquidity; dilution caused by any future issuance of common stock or securities that are convertible into or exercisable for common stock; our failure to implement our business plans or strategies; and our ability to maintain effective internal control over financial reporting. These and other risks and uncertainties are described in more detail in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q. Considering these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this document may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this document speak only as of the date hereof and, except as required by law, we undertake no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this document to conform these statements to new information, actual results or to changes in our expectations.

Contact:

COMPANY:
Tom Sepenzis
Akoustis Technologies
VP of Corporate Development & IR
(980) 689-4961
tsepenzis@akoustis.com

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
(858) 794-9500
bprag@delmarconsulting.com